Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
John G. Murray, President or
Mark L. Kleifges, CFO
(617) 964-8389
www.hptreit.com

HPT Announces 2004 First Quarter Operating Results

Newton, MA (May 5, 2004):  Hospitality Properties Trust (NYSE: HPT) today announced its results of operations for the quarter ended March 31, 2004, as follows:

	(amounts in thousands, except per share amounts)

	Quarter Ended March 31,
	2004	2003

Net income	$29,542	$32,602

Net income available for common shareholders	$23,054	$28,907

Funds from operations (“FFO”)	$57,023	$60,370

Common distributions declared	$48,375	$45,054

Per common share amounts:
Net income available for common shareholders	$0.36	$0.46

Funds from operations (“FFO”)	$0.89	$0.97

Common distributions declared	$0.72	$0.72

Weighted average common shares outstanding	64,416	62,553

Hospitality Properties Trust is a REIT headquartered in Newton, Massachusetts, which invests in hotels.  HPT has investments in 285 hotels located in 38 states.

(end)

Hospitality Properties Trust

CONSOLIDATED STATEMENT OF INCOME AND FUNDS FROM OPERATIONS

 (amounts in thousands, except per share data)

	Quarter Ended March 31, 2004	Quarter Ended March 31, 2003
Revenues:
Hotel operating revenues (1)	$116,073	$22,786
Rental income	32,636	61,333
FF&E reserve income (2)	4,588	4,705
Interest income	14	215
Total revenues	153,311	89,039
Expenses:
Hotel operating expenses (1)	77,834	14,046
Interest (including amortization of deferred financing costs of $686 and $634, respectively)	12,839	10,669
Depreciation and amortization	28,696	25,070
General and administrative	4,400	4,070
Loss on early extinguishment of debt (3)	—	2,582
Total expenses	123,769	56,437

Net income	29,542	32,602
Preferred distributions	(3,695)	(3,695)
Excess of liquidation preference over carrying value of preferred shares (4)	(2,793)	—
Net income available for common shareholders	$23,054	$28,907

Calculation of FFO (5):
Net income available for common shareholders	$23,054	$28,907
Add: FF&E deposits not in net income (2)	430	3,550
Depreciation and amortization	28,696	25,070
Deferred percentage rent (6)	600	261
Deferred hotel operating income (1)	1,450	—
Excess of liquidation preference over carrying value of preferred shares (4)	2,793	—
Loss on early extinguishment of debt (3)	—	2,582
Funds from operations (“FFO”)	$57,023	$60,370

Weighted average common shares outstanding	64,416	62,553

Per common share amounts:
Net income available for common shareholders	$0.36	$0.46
FFO (5)	$0.89	$0.97
Common distributions declared	$0.72	$0.72

See Notes on page 4.

Hotel Revenue Data

The following table summarizes the hotel operating statistics reported to us by our third party tenants and managers for 285 hotels with 38,489 rooms that were open for at least a full year as of January 1, 2004 (excludes the hotel sold in April 2004).

	1st Quarter 2004	1st Quarter 2003	Change
Average Daily Rate (“ADR”)	$79.90	$78.69	1.5%
Occupancy	69.0%	67.8%	1.2	pts
Revenue per Available Room (“RevPAR”)	$55.13	$54.10	3.3%

Key Balance Sheet Data

(in thousands)

	March 31, 2004	December 31, 2003

Cash	$9,715	$6,428

Real Estate, at cost	$3,201,488	$3,179,507

Liabilities
Floating rate – Credit Facility, due 2005	$8,000	$201,000
Fixed rate – 7.00% Senior Notes, due 2008	149,894	149,888
Fixed rate – 9.125% Senior Notes, due 2010	49,961	49,960
Fixed rate – 8.3% Mortgage payable, due 2011	3,867	3,881
Fixed rate – 6.85% Senior Notes, due 2012	124,263	124,240
Fixed rate – 6.75% Senior Notes, due 2013	297,235	297,157

Total Debt	633,220	826,126

9.5% Series A Preferred (3,000,000 shares outstanding) (4)	75,000	—

	$708,220	$826,126
Book Equity

9.5% Series A Preferred (3,000,000 shares outstanding) (4)	$—	$72,207
8.875% Series B Preferred (3,450,000 shares outstanding)	83,306	83,306
Common (67,187,079 and 62,587,079 shares outstanding)	1,705,753	1,490,015

Total Equity	$1,789,059	$1,645,528

Additional Data
(in thousands except percentages)

	March 31, 2004	December 31, 2003
Leverage Ratios
Total Debt / Total Assets	23.0%	29.9%
Total Debt / Real Estate, at cost	19.8%	26.0%
Total Debt / Total Book Capitalization	26.1%	33.4%
Variable Rate Debt / Total Book Capitalization	0.3%	8.1%

	Three Months Ended March 31, 2004	Three Months Ended March 31, 2003
Cash Flow Data

Cash flow provided by (used in):
Operating activities	$54,763	$59,861
Investing activities	$(2,402)	$(14,530)
Financing activities	$(49,074)	$(24,231)

See Notes on Page 4.

Hospitality Properties Trust

(1)                                  As of March 31, 2004, each of our 286 hotels was included in one of eight combinations of hotels which is either leased to one of our taxable REIT subsidiaries and managed by an independent hotel operating company or leased to a third party.  At March 31, 2004, we had 171 managed hotels and 115 leased hotels. On April 15, 2004, we sold one of our managed hotels.  Our consolidated statement of income includes hotel operating revenues and expenses from managed hotels, and only rental income for our leased hotels.  Certain of our managed hotel combinations generated net operating results that were $2,712 and $2,226 less than the minimum return due to us for the 2004 and 2003 first quarter, respectively. These amounts were funded by our managers and are reflected as a reduction in hotel operating expenses. Our rights to share in the operating results of our managed hotels in excess of minimum returns are generally determined based upon annual calculations. One of our managed hotel combinations generated net operating results that were $1,450 more than the minimum return due to us for the 2004 first quarter. We recognize income in excess of our minimum return only when all contingencies are met and the income is earned. Although recognition of this income is deferred for purposes of calculating net income, the calculation of FFO includes this amount.

(2)                                  Various percentages of total sales at most of our hotels are escrowed as reserves for future renovations or refurbishment, or FF&E Reserve escrows.  We own the FF&E Reserve escrows for some of the hotels leased to third parties.  We have a security and remainder interest in the FF&E Reserve escrows for the remaining hotels leased to third parties.  When we own the escrow, at hotels leased to third parties, generally accepted accounting principles require that payments into the escrow be reported as additional rent.  When we have a security and remainder interest in the escrow accounts, at hotels leased to third parties, deposits are not included in revenue but are included in FFO.

(3)                                  Represents the write off of unamortized deferred financing costs related to early extinguishment of debt.

(4)                                  On March 10, 2004, our board of trustees approved the redemption of our Series A 9 ½% Preferred Shares at their stated liquidation preference of $25 per share, plus accumulated and unpaid dividends. This redemption occurred on April 12, 2004. Pursuant to Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” we have reclassified the $75,000 liquidation preference of these shares from the equity section to the liabilities section of our March 31, 2004, consolidated balance sheet. Pursuant to the Securities and Exchange Commission’s clarification on Emerging Issues Task Force Topic D-42, “The Effect on the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock”, the $2,793 excess of the liquidation preference of the redeemed shares over their carrying amount was deducted from net income to determine net income available to common shareholders in the calculation of earnings per share.

(5)                                  We compute FFO as shown in the calculation above. Our calculation of FFO differs from the NAREIT definition because we include FF&E deposits not included in net income (see note 2), deferred percentage rent (see note 6), deferred hotel operating income (see note 1) and the excess of liquidation preference over carrying value of redeemed preferred shares (see note 4) and exclude loss on early extinguishment of debt not settled in cash and gain on lease terminations (see note 3).  We consider FFO to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities. We believe that FFO provides useful information to investors because by excluding the effects of certain historical costs, such as depreciation expense and losses on early extinguishment of debt, it may facilitate comparison of current operating performance among REITs. FFO does not represent cash generated by operating activities in accordance with generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity. FFO is among the important factors considered by our board of trustees when determining the amount of distributions to shareholders. Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving bank credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of our future performance.

(6)                                  We recognize percentage rental income received for the first, second and third quarters in the fourth quarter.  Although recognition of revenue is deferred for purposes of calculating net income, the calculations of FFO included these amounts during the first three quarters.